EXHIBIT 99.1
News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com
Conduent Reports First Quarter 2020 Results; Provides Business Update Amidst COVID-19

Key Highlights
•Revenue above Company expectations despite COVID-19 impact
•Business continuity planning successful with approximately 75% of associates working-from-home
•Continuing to serve as trusted partner and meet client expectations throughout the crisis
•Increased health and safety measures for associates
•Adapting transformation plan beginning with immediate focus on post-COVID-19 cost savings initiatives
•Increased new business signings by 44% vs Q1 2019

FLORHAM PARK, NJ, May 7, 2020 - Conduent (NASDAQ: CNDT), a business process services and solutions company, today announced its first quarter 2020 financial results.

Cliff Skelton, Conduent CEO, stated “Throughout this global crisis, we have continued to provide critical services to our clients, while ensuring the health and safety of our associates and keeping our company strong. We have been able to move approximately 75% of our associates to a remote work environment amidst the COVID-19 crisis while meeting very important commitments to our clients and their millions of end-users. In addition, while we are operating in this new hybrid environment, we have been able to implement measures recommended by the CDC and the WHO for those performing essential work in our facilities, while at the same time continuing to deliver at service levels expected by our clients, evidenced by client feedback and our operating performance.” Skelton continued, “Meanwhile, we understand that these are very trying times for many, including our associates who have been exemplary throughout this crisis. We want to extend our best wishes and concerns to our many stakeholders and partners who may

EXHIBIT 99.1
have been adversely affected. We remain confident that while likely different, a new and even better horizon is around the corner.”

Q1 2020 Performance Commentary
The Company’s business continuity program enabled teams to respond quickly to COVID-19 impacts and ensure sustained client delivery. However Q1 2020 performance was impacted by COVID-19 with volume reductions in our Transportation, Transaction Processing, and Customer Experience solutions resulting in an approximately $14 million revenue impact. Conduent expects this volume pressure and associated profit impacts to continue in Q2 2020. The Q1 2020 COVID-19 impacts were partially offset by volume increases in the Government Healthcare and Payments businesses and the Company expects these volume tailwinds to continue in Q2 2020 given the scope of the government programs that it supports.

The Company continued to show operational improvement with sustained, meaningful improvement in technology incidents and time to resolution. Conduent is now in the planning stage for migration to the ‘new normal’ operating model, which will allow for maximum workplace flexibility and Real Estate optimization.

Additional highlights from Q1 include strong sales performance with $324 million in new business signings, a 44% increase over Q1 2019, primarily driven by sales to new clients or new capabilities to existing clients.

From a client and partnership point of view, Conduent launched a new COVID-19 version of its Maven disease surveillance and outbreak management platform. Along with hosting partnerships with Amazon Web Services and Microsoft Azure, the platform is being used by public health agencies and could potentially be used by commercial organizations to manage and report on cases and potential exposures of COVID-19. It is also helping these agency professionals save time and resources by streamlining the contact tracing requirements associated with COVID-19.

EXHIBIT 99.1

Conduent is well positioned for improvements in growth, efficiency and quality as the ramp back to normal from the COVID-19 crisis takes place.

Key Financial First Quarter 2020 Results

•Revenue of $1,051 million, down (9.2)% year-over-year.
•Adjusted Revenue, excluding divestitures in Q1 2019, was down (6.3)% year-over-year, or (6.0)% in constant currency.
•Q1 2020 GAAP net loss of $(49) million compared to $(308) million in Q1 2019.
•Adjusted EBITDA, which excludes the impact of divestitures, was $96 million, down year-over-year primarily driven by the decline in revenue, impact of COVID-19 and non-recurring cost items. Adjusted EBITDA margin also excluding divestitures, was 9.1%, down (180) bps year-over-year.
•Pre-tax income was ($51) million compared to ($338) million in Q1 2019.
•Diluted EPS from continuing operations was ($0.24) versus ($1.49) in the same period last year.
•Adjusted diluted EPS from continuing operations was $0.05 compared to $0.14 in Q1 2019.
•Cash outflow from operations was $(192) million during Q1 2020 compared to cash outflows of $(49) million in Q1 2019. Adjusted Free Cash Flow, which excludes the impact of Texas Litigation payment and other adjustments, was an outflow of $(97) million during Q1 2020.
•As a precautionary measure, the Company borrowed $150 million from its revolving credit line in March 2020.

Brian Webb-Walsh, CFO, stated "We ended the quarter with a solid balance sheet and access to additional capital. Our plan is to position the company to weather the current storm, preserve cash, retain clients through improved quality and become more efficient. We are re-focusing our new investment spend this year on projects that drive efficiencies and near-term returns. Our priority is keeping our team safe, while we continue to serve our clients, manage our costs and position Conduent well for the future."

EXHIBIT 99.1
Conference Call
Management will present the results during a conference call and webcast on May 7, 2020 at 6:30 p.m. ET.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 1-877-883-0383 (international dial-in 1-412-902-6506) at approximately 6:15 p.m. ET. The entry number for this call is 2857061.

A recording of the conference call will be available by calling 1-877-344-7529 or 1-412-317-0088 one hour after the conference call concludes on May 7, 2020. The replay ID is 10142716.

For international calls, please select a dial-in number from: https://services.choruscall.com/ccforms/replay.html.

About Conduent
Conduent delivers mission-critical services and solutions on behalf of businesses and governments – creating exceptional outcomes for its clients and the millions of people who count on them. Through people, process and technology, Conduent solutions and services automate processes, improve efficiencies, reduce costs and enable revenue growth. It’s why most Fortune 100 companies and over 500 government entities depend on Conduent every day to manage their essential interactions and move their operations forward.

Conduent’s differentiated services and solutions improve experiences for millions of people every day, including two-thirds of all insured patients in the U.S., 11 million employees who use its HR Services, and nearly eleven million traveler transactions through toll systems daily. Conduent’s solutions deliver exceptional outcomes for its clients including $17 billion in medical bill savings, up to 40% efficiency increase in HR operations, and up to 40% improvement in processing costs, while driving higher end-user satisfaction. Learn more at www.conduent.com.

EXHIBIT 99.1
Non-GAAP Measures
We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

Forward-Looking Statements

This release and any attachments to this release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” "aim," “should,” "continue to," and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. These forward-looking statements are also subject to the significant continuing impact of the novel coronavirus (COVID-19) pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are highly uncertain and cannot be predicted.

EXHIBIT 99.1
Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the impact of the ongoing COVID-19 pandemic; government appropriations and termination rights contained in our government contracts; risk and impact of potential goodwill and other asset impairments; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; risk and impact of geographical events, natural disasters and other factors (such as pandemics) in a particular country or region on our workforce, customers and vendors; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from, or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Annual Reports on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

EXHIBIT 99.1
# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Rebecca Koar, Conduent, +1-862-308-7105, rebecca.koar@conduent.com

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,
(in millions, except per share data)	2020	2019
Revenue	$1,051	$1,158

Operating Costs and Expenses
Cost of Services (excluding depreciation and amortization)	832	906
Selling, general and administrative (excluding depreciation and amortization)	116	127
Research and development (excluding depreciation and amortization)	1	3
Depreciation and amortization	117	115
Restructuring and related costs	7	16
Interest expense	17	20
Goodwill impairment	—	284
(Gain) loss on divestitures and transaction costs	4	14
Litigation costs (recoveries), net	6	12
Other (income) expenses, net	2	(1)
Total Operating Costs and Expenses	1,102	1,496

Income (Loss) Before Income Taxes	(51)	(338)

Income tax expense (benefit)	(2)	(30)
Net Income (Loss)	$(49)	$(308)

Net Income (Loss) per Share:
Basic	$(0.24)	$(1.49)
Diluted	$(0.24)	$(1.49)

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)(1)

	Three Months Ended March 31,
(in millions)	2020	2019
Net Income (Loss)	$(49)	$(308)
Other Comprehensive Income (Loss), Net
Currency translation adjustments, net	(28)	7
Reclassification of currency translation adjustments on divestitures	—	15
Reclassification of divested benefit plans and other	—	(1)
Unrecognized gains (losses), net	(3)	1
Changes in benefit plans, net	1	—
Other Comprehensive Income (Loss), Net	(30)	22

Comprehensive Income (Loss), Net	$(79)	$(286)
__________
(1)All amounts are net of tax. Tax effects were immaterial.

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$395	$496
Accounts receivable, net	690	652
Contract assets	169	155
Other current assets	318	283
Total current assets	1,572	1,586
Land, buildings and equipment, net	321	342
Operating lease right-of-use assets	265	271
Intangible assets, net	366	426
Goodwill	1,486	1,502
Other long-term assets	384	387
Total Assets	$4,394	$4,514
Liabilities and Equity
Current portion of long-term debt	$60	$50
Accounts payable	168	198
Accrued compensation and benefits costs	151	174
Unearned income	109	108
Other current liabilities	535	647
Total current liabilities	1,023	1,177
Long-term debt	1,596	1,464
Deferred taxes	108	111
Operating lease liabilities	224	229
Other long-term liabilities	81	91
Total Liabilities	3,032	3,072

Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,891	3,890
Retained earnings (deficit)	(2,236)	(2,185)
Accumulated other comprehensive loss	(437)	(407)
Total Equity	1,220	1,300
Total Liabilities and Equity	$4,394	$4,514

Shares of common stock issued and outstanding	209,058	211,511
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in millions)	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$(49)	$(308)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	117	115
Contract inducement amortization	1	1
Deferred income taxes	(9)	(45)
Goodwill impairment	—	284
(Gain) loss from investments	(1)	(1)
Amortization of debt financing costs	2	2
(Gain) loss on divestitures and transaction costs	4	14
Stock-based compensation	4	7
Changes in operating assets and liabilities	(261)	(117)
Other operating, net	—	(1)
Net cash provided by (used in) operating activities	(192)	(49)
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(11)	(53)
Proceeds from sale of land, buildings and equipment	—	1
Cost of additions to internal use software	(13)	(17)
Payments for acquisitions, net of cash acquired	—	(90)
Proceeds (payments) from divestitures, including cash sold	1	(9)
Net cash provided by (used in) investing activities	(23)	(168)
Cash Flows from Financing Activities:
Proceeds from revolving credit facility	150	—
Payments on debt	(15)	(14)
Taxes paid for settlement of stock based compensation	(3)	(6)
Dividends paid on preferred stock	(2)	(2)
Net cash provided by (used in) financing activities	130	(22)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7)	2
Increase (decrease) in cash, cash equivalents and restricted cash	(92)	(237)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	505	765
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$413	$528
 ___________
(1)Includes $18 million and $8 million of restricted cash as of March 31, 2020 and 2019, respectively, that were included in Other current assets on their respective Consolidated Balance Sheets.

EXHIBIT 99.1
Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items, as applicable to the particular financial measure, for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.
•Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•Goodwill impairment. This represents Goodwill impairment charge related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units.
•(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.
•Litigation costs (recoveries), net. Litigation costs (recoveries), net primarily represents accruals for the State of Texas litigation, Student Loan Service exposures and certain significant terminated contracts that are subject to litigation.
•Other charge (credit). This comprises other (income) expenses, net, and costs associated with the Company not fully completing the State of New York Health Enterprise Platform project and the Health Enterprise Medical platform projects in California and Montana and other adjustments.
•Divestitures. Revenue/(Income) loss from divestitures.

EXHIBIT 99.1
The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue and Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin, as applicable, for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•Amortization of acquired intangible assets.
•Restructuring and related costs.
•Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs.
•Litigation costs (recoveries), net.
•Other charge (credit).
•Divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

We provide adjusted revenues as supplemental information to our presentation of reported GAAP revenue in order to facilitate additional information to our investors concerning period-to-period comparisons reflecting the impact of our 2019 divestitures.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.

•Restructuring and related costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs.
•Litigation costs (recoveries), net.
•Other charge (credit).
•Divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA margin in the same manner.

EXHIBIT 99.1
Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Note, as of 3/31/2020 the company is no longer backing out vendor financed leases from Free Cash Flow and has updated all historical numbers to reflect the change.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments, transaction costs, costs related to Texas litigation, and certain other identified adjustments. We use adjusted free cash flow, in addition to free cash flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefit related to acquisitions, and debt buyback tax benefit, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with free cash flow information, as so adjusted, is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates and is calculated by translating current period activity in local currency using the comparable prior period's currency translation rate.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA, we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, NY MMIS, CA MMIS, HE charge/(credit), goodwill impairment, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above.

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA were as follows:

	Three Months Ended March 31,
(in millions)	2020	2019
ADJUSTED REVENUE
Revenue	$1,051	$1,158
Adjustment:
Divestitures(1)	—	(36)
Adjusted Revenue	$1,051	$1,122

ADJUSTED NET INCOME (LOSS)
Income (Loss) From Continuing Operations	$(49)	$(308)
Adjustments:
Amortization of acquired intangible assets(2)	60	62
Restructuring and related costs	7	16
Goodwill impairment	—	284
(Gain) loss on divestitures and transaction costs	4	14
Litigation costs (recoveries), net	6	12
Other charges (credits)	(5)	(1)
Total Non-GAAP Adjustments	72	387
Income tax adjustments(3)	(9)	(47)
Adjusted Net Income (Loss) Before Adjustment for Divestitures	$14	$32

ADJUSTED EFFECTIVE TAX
Income (Loss) Before Income Taxes	$(51)	$(338)
Adjustments:
Total Non-GAAP Adjustments	72	387
Adjusted PBT (Before Adjustment for Divestitures)	21	49
Divestitures(1)	—	(1)
Adjusted PBT	$21	$48

Income tax expense (benefit)	$(2)	$(30)
Income tax adjustments(3)	9	47
Adjusted Income Tax Expense (Benefit)	7	17
Adjusted Net Income (Loss) Before Adjustment for Divestitures	$14	$32

EXHIBIT 99.1

CONTINUED	Three Months Ended March 31,
(in millions)	2020	2019
ADJUSTED OPERATING INCOME (LOSS)
Income (Loss) Before Income Taxes	$(51)	$(338)
Adjustments:
Total non-GAAP adjustments	72	387
Interest expense	17	20
Adjusted Operating Income (Loss) Before Adjustment for Divestitures	38	69
Divestitures(1)	—	(1)
Adjusted Operating Income (Loss)	$38	$68

ADJUSTED EBITDA
Income (Loss) From Continuing Operations	$(49)	$(308)
Income tax expense (benefit)	(2)	(30)
Depreciation and amortization	117	115
Contract inducement amortization	1	1
Interest expense	17	20
EBITDA Before Adjustment for Divestitures	84	(202)
Divestitures(1)	—	(1)
EBITDA	84	(203)
Adjustments:
Restructuring and related costs	7	16
Goodwill impairment	—	284
(Gain) loss on divestitures and transaction costs	4	14
Litigation costs (recoveries), net	6	12
Other charges (credits)	(5)	(1)
Adjusted EBITDA Before Adjustment for Divestitures	$96	$123

Adjusted EBITDA	$96	$122
 ___________

(1)Adjusted for the full impact from revenue and income/loss from divestitures.
(2)Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).
(3)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax, Adjusted Operating Margin and Adjusted EBITDA Margins for the Non-GAAP reconciliations above were as follows:

	Three Months Ended March 31,
(Amounts are in whole dollars, shares are in thousands and margins are in %)	2020	2019
ADJUSTED DILUTED EPS(1)
Weighted Average Common Shares Outstanding	211,093	207,944
Adjustments:
Stock options	—	27
Restricted stock and performance units / shares	278	2,783
Adjusted Weighted Average Common Shares Outstanding	211,371	210,754

Diluted EPS from Continuing Operations	$(0.24)	$(1.49)
Adjustments:
Total non-GAAP adjustments	0.33	1.85
Income tax adjustments(2)	(0.04)	(0.22)
Adjusted Diluted EPS Before Adjustment for Divestitures	$0.05	$0.14

ADJUSTED EFFECTIVE TAX RATE
Effective tax rate	3.9%	8.9%
Adjustments:
Total non-GAAP adjustments	29.4%	25.8%
Adjusted Effective Tax Rate(2)	33.3%	34.7%

ADJUSTED OPERATING MARGIN
Income (Loss) Before Income Taxes Margin	(4.9)%	(29.2)%
Adjustments:
Total non-GAAP adjustments	6.9%	33.5%
Interest expense	1.6%	1.7%
Margin for Adjusted Operating Income Before Adjustment for Divestitures	3.6%	6.0%
Divestitures(3)	—%	0.1%
Margin for Adjusted Operating Income	3.6%	6.1%

EXHIBIT 99.1

CONTINUED	Three Months Ended March 31,
(margins are in %)	2020	2019
ADJUSTED EBITDA MARGIN
EBITDA Margin Before Adjustment for Divestitures	8.0%	(17.4)%
Adjustments:
Divestitures(3)	—%	(0.7)%
EBITDA Margin	8.0%	(18.1)%
Total non-GAAP adjustments	1.1%	28.0%
Divestitures(3)	—%	0.7%
Adjusted EBITDA Margin Before Adjustment for Divestitures	9.1%	10.6%
Divestitures(3)	—%	0.3%
Adjusted EBITDA Margin	9.1%	10.9%
__________
(1)Average shares for the 2020 and 2019 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2 million for both of the three months ended March 31, 2020 and 2019, respectively
(2)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.
(3)Adjusted for the full impact from revenue and income/loss from divestitures.

Free Cash Flow Reconciliation:

	Three Months Ended March 31,
(in millions)	2020	2019
Operating Cash Flow	$(192)	$(49)
Cost of additions to land, buildings and equipment	(11)	(53)
Proceeds from sales of land, buildings and equipment	—	1
Cost of additions to internal use software	(13)	(17)
Tax payment related to divestitures	—	2
Free Cash Flow	$(216)	$(116)
Free Cash Flow	$(216)	$(116)
Transaction costs	1	3
Texas litigation payments	118	20
Adjusted Free Cash Flow	$(97)	$(93)